Distribution Agreement Schedule I and Schedule II– CFVIT

Schedule I

As of May 1, 2018

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Asset Allocation Fund

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Diversified Absolute Return Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund

Columbia Variable Portfolio – Select Large Cap Growth Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund

CTIVPSM – AQR Managed Futures Strategy Fund

CTIVPSM – Lazard International Equity Advantage Fund

Variable Portfolio – Managed Risk Fund

Variable Portfolio – Managed Risk U.S. FundVariable Portfolio – Managed Volatility Conservative Fund

Variable Portfolio – Managed Volatility Conservative Growth Fund

Variable Portfolio – Managed Volatility Growth Fund

Variable Portfolio – U.S. Flexible Growth Fund

Variable Portfolio – U.S. Flexible Moderate Growth Fund

Distribution Agreement Schedule I and Schedule II– CFVIT

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”).

Approved: December 10, 2010